Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 31, 1998 included in American Mobile Satellite Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

/s/  ARTHUR ANDERSEN LLP
Washington, D.C.
January 28, 1999